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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                          -----------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report: (Date of earliest event reported): December 28, 1996


                              Providian Corporation
             ------------------------------------------------------
             (Exact name of Registrant as Specified in its Charter)

           Delaware                      1-6701                51-0108922
----------------------------    ------------------------     -------------
(State or Other jurisdiction    (Commission File Number)     (IRS Employer
 of Incorporation)                                          Identification No.)


 Providian Center, 400 West Market Street, Louisville, Kentucky         40202
 --------------------------------------------------------------         -----
(Address of Principal Executive Offices)                              (Zip Code)


       Registrant's telephone number, including area code: (502) 560-2000




                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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Item 1.  Changes in Control of Registrant.

         On December 28, 1996, the Registrant executed a Plan and Agreement of Merger and Reorganization, dated as of December 28, 1996 (the "Merger Agreement"), among the Registrant, AEGON N.V. ("Aegon"), and LT Merger Corp., a wholly owned subsidiary of Aegon ("Merger Sub"), pursuant to which, among other things, (a) Merger Sub will merge with and into the Registrant, (b) the Registrant will be the surviving corporation in the merger and become a wholly owned subsidiary of Aegon, and (c) each shareholder of the Registrant will be entitled to receive a number shares of Aegon common stock in exchange for shares of the Registrant's common stock pursuant to an exchange ratio.

         The exchange ratio will equal $28.00 divided by the "Aegon Share Price" (as defined below). The "Aegon Share Price" is defined to mean the average, during the 20 trading days immediately preceding the last business day before the date of the closing of the merger, of the average daily high and low prices per share of Aegon common stock on the New York Stock Exchange (the "Fair Market Value at the Effective Time"); provided that the Aegon Share Price shall be $61.153 if the Fair Market Value at the Effective Time is equal to or greater than $61.153 and the Aegon Share Price shall be equal to $50.034 if the Fair Market Value at the Effective Time is equal to or less than $50.034. The Merger Agreement also contains certain termination rights on the part of Aegon or the Registrant, as the case may be, if the Fair Market Value at the Effective Time of one share of Aegon common stock is more than $66.713 or less than $44.475, unless the other party agrees to a "make-whole" provision as described in the Merger Agreement.

         Immediately prior to the merger, the Registrant will spin-off its wholly owned subsidiary Providian Bancorp, Inc. to the shareholders of the Registrant (the "Distribution"). The Board of Directors of the Registrant has unanimously approved the Merger Agreement and the Distribution. The merger is subject to Hart-Scott-Rodino clearance, approval by various state insurance regulatory authorities, approval by the Registrant's shareholders, the completion of the spin-off and certain other conditions.

         For further information concerning the merger and the Merger Agreement, see Exhibit 2 hereto, which is incorporated herein by reference.

Item 7.  Financial Statement, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits.

                  Exhibit 2 -  Plan and Agreement of Merger and Reorganization,
                               dated as of December 28, 1996, among Providian Corporation, AEGON N.V. and LT Merger Corp.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PROVIDIAN CORPORATION



Date: December 30, 1996            By: /s/     Robert L. Walker
                                       --------------------------
                                       Name:   Robert L. Walker
                                       Title:  Senior Vice President - Finance


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                                INDEX TO EXHIBITS


Exhibit         Number and Description
-------         ----------------------

2 Plan and Agreement of Merger and Reorganization, dated as of December 28, 1996, among Providian Corporation, AEGON N.V. and LT Merger Corp. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.